Exhibit 99.2

                     Beverly Enterprises' 2.75% Convertible
                 Subordinated Notes Now Eligible for Conversion


    FORT SMITH, Ark.--(BUSINESS WIRE)--April 5, 2005--Beverly Enterprises, Inc. (NYSE: BEV) - announced today that its 2.75% Convertible Subordinated Notes due 2033 (the "Notes") are currently eligible for conversion into BEI's common stock at a conversion rate of $7.45 per share, equal to a conversion rate of 134.1922 per $1,000 principal amount of Notes.
    Under the indenture governing the Notes, a holder may convert any of its Notes into BEI common stock during any fiscal quarter if the sale price of the common stock for at least 20 consecutive trading days in the 30 trading days ending on the last trading day of the immediately preceding fiscal quarter exceeds 120% of the conversion price on that 30th trading day. As of March 31, 2005, the sale price of BEI's common stock for at least 20 of the 30 preceding consecutive trading days exceeded 120% of the conversion price of $7.45. As a result, the Notes are currently convertible through and including June 30, 2005. Whether the Notes will be convertible at any time after June 30, 2005 will depend on the occurrence of events specified in the indenture, including the sale price of the BEI common stock during the quarter ending on June 30, 2005 and subsequent quarters.
    To convert interests in a global Note held through the Depository Trust Company ("DTC"), the holder must deliver to DTC the appropriate instruction form for conversion pursuant to DTC's conversion program, and to convert certificated Notes a holder must complete the conversion notice on the back of the Note and deliver the executed notice (or facsimile thereof) to the Bank of New York, as Trustee and Conversion Agent for the Notes. In addition, (1) if Notes are converted after April 15, 2005 (the record date for the next interest payment with respect to the Notes) but before May 1, 2005 (the interest payment date corresponding to the April 15, 2005 record date), the holder must pay BEI an amount equal to the May 1, 2005 interest payment that will be made on the Notes to be converted; and
(2) if a holder requests that the BEI common stock issuable upon conversion of the Notes be issued in or delivered to someone other than the holder, the holder must pay all applicable transfer taxes and duties, if any (in each case as more fully set forth in the indenture governing the Notes).
    This press release is only a summary of certain provisions of the Notes and the indenture governing the Notes. A complete explanation of the conversion rights of holders of the Notes, as well as the procedures required to convert Notes, is set forth in the First Supplemental Indenture, dated as of October 22, 2003, which was previously attached as an Exhibit to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 23, 2003. All holders are urged to review the conversion provisions contained in the Notes and the indenture in their entirety.
    The statements in this press release relating to matters that are not historical facts are forward-looking statements based on management's beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties including the risks and uncertainties detailed from time to time in BEI's filings with the Securities and Exchange Commission. Although BEI believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. BEI assumes no duty to publicly update or revise such statements, whether as a result of new information, future events or otherwise.
    BEI, through its operating subsidiaries, is a leading provider of healthcare services to the elderly in the United States. BEI currently operates 346 skilled nursing facilities, as well as 18 assisted living centers, and 56 hospice and home care centers. Through Aegis Therapies, BEI also offers rehabilitative services on a contract basis to facilities operated by other care providers.



    CONTACT: Beverly Enterprises, Inc., Fort Smith
             Investor Contact:
             James M. Griffith, 479-201-5514
             or
             Media Contact:
             Blair C. Jackson, 479-201-5263